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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of CombiChem, Inc., of our report dated January 18, 1999, except for Note 9, as to which the date is March 5, 1999, with respect to the financial statements of CombiChem, Inc. included in it's Annual Report on Form 10-K 405, filed with the Securities and Exchange Commission.

                                /s/ ERNST & YOUNG LLP

                                Ernst & Young LLP



San Diego, California
May 10, 1999